UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549




                                  FORM 8-K


                               CURRENT REPORT




                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): July 14, 2004



                           TELEWEST GLOBAL, INC.

           (Exact name of registrant as specified in its charter)






       Delaware                333-110815                 59-3778247
       (State of        (Commission File Number)         (IRS Employer
    incorporation)                                    Identification No.)





                         160 Great Portland Street

                      London W1W 5QA, United Kingdom

                ------------------------------------------

            (Address of principal executive offices) (zip code)

    Registrant's telephone number, including area code: +44-20-7299-5000

ITEM 5.  OTHER EVENTS

     On July 13, 2004, Telewest Communications plc ("Telewest"), Telewest Global, Inc. (the "Company") and Telewest UK Limited ("Telewest UK") entered into a transfer agreement (the "Transfer Agreement") which provides for the transfer of substantially all of the assets of Telewest (including the shares in Telewest Communications Networks Limited and Telewest's other operating companies, but excluding the shares in Telewest Finance (Jersey) Limited and one share of the Company's common stock) to Telewest UK. The asset transfer contemplated by the Transfer Agreement was completed on July 14, 2004. A copy of the Transfer Agreement is attached hereto as Exhibit 10.1.

     The Company is a wholly-owned subsidiary of Telewest which, in connection with Telewest's financial restructuring, will become the new holding company for the operating companies that formerly carried on the business of Telewest. The financial restructuring is expected to become effective on July 15, 2004.

     The Company is the successor registrant to Telewest, its parent company. Accordingly, the Company's common stock is deemed registered under
Section 12(g) of the Exchange Act.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.    Description
-----------    -----------

10.1 Transfer Agreement, dated July 13, 2004, between Telewest Communications plc, Telewest Global, Inc. and Telewest UK Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    TELEWEST GLOBAL, INC.

Dated:  July 14, 2004               By:   /s/ Stephen Cook
                                       ------------------------------
                                       Name:  Stephen Cook
                                       Title: General Counsel and Group
                                              Strategy Director

                               EXHIBIT INDEX
                               -------------

Exhibit
-------

10.1 Transfer Agreement, dated July 13, 2004, between Telewest Communications plc, Telewest Global, Inc. and Telewest UK Limited